Exhibit 99.1

BioAmber Announces New Chief Executive Officer

Montreal, Canada, September 14, 2017. BioAmber Inc. (NYSE: BIOA, TSX: BIOA)

The Board of Directors of BioAmber Inc. is pleased to announce the appointment of Richard P. Eno as its new Chief Executive Officer, and new member of the Board, effective September 18th, 2017. The selection of Mr. Eno caps a search process facilitated by Spencer Stuart, a global executive search firm which specializes in placing senior management personnel.

Mr. Eno has over 30 years of related management experience in the energy, chemicals, biotechnology and materials industries, including over five years as President, CEO and Board member of a publicly traded industrial biotechnology company.  Rick began his career in Chevron's chemical operations with roles of increasing responsibility in engineering, manufacturing and construction operations.   He then entered management consulting where he specialized in addressing critical strategic and operational issues facing company leadership in the chemical and energy industries.  In 2008, he took up leadership of Metabolix, an industrial biotechnology company commercializing a range of unique bio-based, biodegradable polymers.   Most recently, Rick has been a senior partner at a global management consultancy, Roland Berger, focused on the chemicals industry.

“The Board is pleased to have found an individual with an ideal industry background as well as public company experience to assume leadership of BioAmber. Rick is uniquely qualified to lead BioAmber successfully into the future," said Ray Land, BioAmber’s Chairman of the Board.

"I am enthused to joining the BioAmber team," added Rick Eno.  "The company's bio-succinic technology operates superbly at scale, there is a rich pipeline of attractive customer opportunities, and a world class team in place.  I look forward to leading the growth of this highly innovative company."

Rick has a B.S. in Chemical Engineering  from Cornell University, a Masters in Business Administration from the University of Houston and is a Chartered Financial Analyst (CFA).  He currently serves on the President's Council for Ceres, a non-profit promoting a sustainable future; the alumni advisory Board for Cornell University's School of Chemical and Biomolecular Engineering; and on the alumni advisory board for Cornell's Atkinson's Center for a Sustainable Future.

About BioAmber

BioAmber (NYSE: BIOA, TSX: BIOA) is a renewable materials company. Its innovative technology platform combines biotechnology and catalysis to convert renewable feedstock into building block materials that are used in a wide variety of everyday products including plastics, paints, textiles, food additives and personal care products.  For more information visit www.bio-amber.com

Exhibit 99.1

Forward-Looking Statements

This press release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur and the timing of events and circumstances and actual results could differ materially from those projected in the forward- looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.   For additional disclosure regarding these and other risks faced by BioAmber, see disclosures contained in BioAmber's public filings with the SEC including, the "Risk Factors" section of BioAmber's Annual Report on Form 10-K and the most recent quarterly report on Form 10-Q.

BioAmber Investor Contact

Roy McDowall

Sr. VP Business Development

Tel (514) 844 8000 ext 260

roy.mcdowall@bio-amber.com